Consent of Independent Certified Public Accountants


First Investors U.S. Government Plus Fund
95 Wall Street
New York, New York  10005

         We consent to the use in Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A (File No. 2-94932) of our report dated January 31, 1997 relating to the December 31, 1996 financial statements of First Investors U.S. Government Plus Fund, which are included in said Registration Statement.


                                                        /s/ Tait, Weller & Baker

                                                            TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 10, 1997